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                                                                   Exhibit 10.19

                              APPLETON PAPERS INC.
                        TERMINATION PROTECTION AGREEMENT


                  AGREEMENT dated as of the ____ day of ____________________, 20___, between Appleton Papers Inc. (the "Corporation") and _____________ (the "Executive"). Unless otherwise indicated, terms used herein and defined in Schedule A shall have the meanings assigned to them in Schedule A.

                  WHEREAS, the Corporation desires to continue to attract and retain skilled and dedicated management employees, by providing post-employment benefits in the event of certain terminations of employment; and

                  WHEREAS, the Corporation has employed the Executive in the capacity of _____________________________________, upon the terms and conditions currently reflected in Executive's personnel file or in various minutes of the Board of Directors; and

                  WHEREAS, Executive has specific duties and unique talents which are of benefit to the Corporation;

                  NOW, THEREFORE, it is agreed as follows:

1.       Term of Agreement.
         -----------------

         This Agreement shall become effective as of July 1, 2001 (the "Effective Date") and shall remain in effect from time to time thereafter. The Corporation may terminate this Agreement by giving the Executive at least eighteen (18) months advance written notice of termination of the Agreement. Notwithstanding the foregoing, this Agreement shall, if in effect on the date of a Change of Control, remain in effect for at least two (2) years following such Change of Control.

2.       Notice of Termination of Employment.
         -----------------------------------

         The Executive agrees to give the Corporation at least two (2) months' written advance notice of Executive's voluntary termination of employment, other than for Good Reason, if such termination occurs prior to a Change of Control.

3.       Benefits Payable Upon Termination of Employment.
         -----------------------------------------------

(a)      General Rule.  In the event that, at any time other than within two
         (2) years after a Change of Control, the Corporation terminates the employment of the Executive with the Corporation other than for misconduct or Permanent Disability, or the Executive terminates employment

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         for Good Reason, the Executive shall receive from the Corporation, provided the Executive executes the release described in Paragraph 3(d) below:

         (i) an annual amount, equal to the Executive's Base Salary, payable for each of the eighteen (18) months following termination of employment in equal installments at the times set forth in the Corporation's payroll policy, as in effect at the time of payment;

         (ii) reimbursement of reasonable expenses incurred by the Executive for professional outplacement services by qualified consultants after termination of employment; and

         (iii) until the earlier of (A) eighteen (18) months following the date of termination of employment; or (B) the date on which the Executive is employed by a new employer, medical and dental benefits at the level provided immediately prior to the termination of employment date. Any statutory rights of the Executive to continued health coverage shall be governed by the Executive's actual date of termination and not by the expiration of the salary continuation period.

(b)      Termination Within Two (2) Years After a Change of Control. In the
         ----------------------------------------------------------
         event that within two (2) years after a Change of Control, the Corporation terminates the employment of the Executive, other than for misconduct or Permanent Disability, or the Executive terminates employment for Good Reason, the Executive shall receive from the Corporation, within two (2) business days after such termination:

         (i) an amount in cash equal to the product of two (2), multiplied by the sum of the Executive's Base Salary and Target Bonus;

         (ii) an amount in cash equal to the product of (A) Executive's Target Bonus and (B) a fraction, the numerator of which is the number of days in the Corporation's fiscal year that occurred prior to the Executive's termination of employment and the denominator of which is 365, representing a partial bonus for the year of termination, less any partial bonus related to the same fiscal year previously paid to the Executive;

         (iii) if the bonus amounts for the Corporation's fiscal year ending prior to the Executive's termination date have not, prior to such termination, been paid to Corporation executives generally, an amount in cash equal to the unpaid bonuses under the Corporation's annual executive bonus program, based on actual Corporation performance during such fiscal year;

         (iv) reimbursement of reasonable expenses incurred by the Executive for professional outplacement services by qualified consultants after termination of employment; and

         (v) until the earlier of twenty-four (24) months following the date of termination of employment or the date on which the Executive is employed by a new employer,

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               medical and dental benefits at the level provided immediately prior to the Change of Control. After Executive is employed by a new employer these benefits shall remain in effect for the term established above, but shall become secondary to any such benefits offered by the new employer (i.e. they will be offset by such new employer's benefits).

(c)      Termination for Misconduct.
         --------------------------

         Nothing in this Agreement shall be construed to prevent the Corporation from terminating Executive's employment under this Agreement for misconduct. Such termination shall relieve the Corporation of its obligation to make any other payments under this Agreement, except those that may be otherwise payable under then existing employee benefit plans, programs and arrangements of the Corporation.

(d)      Release of Claims.
         -----------------

         To be eligible for and receive the benefits described in subparagraphs
         (a) or (b) of this Paragraph 3, Executive must, at the time of termination of employment, irrevocably execute a Release form prescribed by the Corporation, file it with the person, and within the time period, the Corporation prescribes, and the Release must be enforceable in all respects. The purpose of the Release is to release the Corporation from all claims and liability arising out of the employment relationship with the Corporation, including without limitation, claims arising under the Age Discrimination in Employment Act ("ADEA"), Title VII of the Civil Rights Act of 1964, and all other federal, state, local or other laws, regulations or rules, whether arising from statute or the common law, or in law or equity. The Release shall be in a form that complies with regulations promulgated by the Equal Employment Opportunity Commission ("EEOC").

4.       Mitigation; Non-Compete.
         -----------------------

(a) If the Executive's termination of employment occurs at any time other than within two (2) years after a Change of Control:

         (i) the amount of the payments under Paragraph 3(a)(i) will be reduced by the amount of any gross compensation the Executive is entitled to receive, whether or not deferred, during the eighteen
               (18) month period following the termination, from any other source of employment, which term, for purposes of this Agreement, includes self-employment. Provided the Executive is not in violation of the requirements of Paragraph 5 or this Paragraph 4, the reduction described in the preceding sentence will not apply during the twelve (12) month period beginning on the day following the Executive's termination of employment hereunder. As a condition to receiving the payments under Paragraph 3(a)(i), the Corporation may require certification of the Executive's employment status and the Corporation may require, in the event of the

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               Executive's other employment, proof, in a form acceptable to the
               Corporation, of the Executive's rate of gross compensation from the Executive's new employer.

         (ii)  the Corporation's obligation to make payments under Paragraph 3
               (a) shall cease completely and immediately if, without its prior written consent, at any time before all such payments have been made as scheduled, the Executive shall directly or indirectly (whether as a shareholder, owner, partner, consultant, employee, or otherwise), engage in any of the "major businesses" in which the corporation or its subsidiaries are engaged. A "major business" for this purpose is any business segment of the Corporation (e.g. carbonless copy paper, thermal paper, or other business segments) on the date of termination of employment that produced in the last fiscal year of the Corporation which ended before the termination occurred, or is projected to produce in the fiscal year in which the termination occurs or in either of the two succeeding fiscal years after the date of termination, more than 5% of the revenues of the Corporation. For this purpose, the Executive shall be deemed not a shareholder of a company that would otherwise be a competing entity if the Executive's record and beneficial ownership of the capital stock of such company amount to not more than one (1) percent of the outstanding capital stock of any such company subject to the periodic and other reporting requirements of Section 13 or
               Section 15(d) of the Securities Exchange Act of 1934, as amended.

(b) If the Executive's termination of employment occurs within two (2) years after a Change of Control, the Executive shall not be required to mitigate damages or the amount of any payment hereunder by seeking employment or otherwise, nor will any payments hereunder be subject to offset or reduction in respect of any claims which the Corporation may have against the Executive.

5.       Trade Secrets.
         -------------

         Executive recognizes and acknowledges that the list of the Corporation's customers, as well as other confidential information, as it may exist from time to time, is a valuable, special, and unique asset of the Corporation's business. The Executive will not, during or after the term of Executive's employment, disclose any such information or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by the Executive of the provisions of this Paragraph 5, the Corporation shall be entitled to an injunction restraining the Executive from disclosing, in whole or in part, this information. The provisions of this Paragraph 5 are in supplement to, and not in derogation of, any prior agreements between the Executive and the Corporation concerning rights to inventions and/or confidential information. The Corporation will be free to pursue any other remedies as it may in its discretion deem to be appropriate under the circumstances.

6.       Effect on Pension, Severance and Other Benefits.
         -----------------------------------------------

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         Benefits payable under Paragraph 3 hereof shall not be counted towards any pension benefits to which Executive may otherwise be entitled; these benefits are also in lieu of, and not in addition to, any severance or similar benefits to which the Executive may otherwise be entitled under the terms of any policy, plan or program of the Corporation. Unless expressly otherwise stated, this Agreement is not intended to deprive and does not have the effect of depriving Executive of any benefits to which the Executive may be entitled under employee benefit, disability, insurance, deferred compensation of similar plans or programs of the Corporation.

7.       Change of Control Tax Provisions.
         --------------------------------

         If any payments or benefits provided to Executive under this Agreement (the "Payments") will be subject to the tax imposed by Section 4999 of the Code (the "Excise Tax"), the Company shall pay to Executive, at the time the Payments are paid to Executive, an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Payments and any federal, state and local income tax and Excise Tax on the Gross-Up Payment itself, shall be equal to the Payments.

         For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received by Executive in connection with a Change of Control or Executive's termination of employment shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of
         Section 280G(b)(4) of the Code, (ii) the amount of the Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Payments or (B) the amount of excess parachute payments within the meaning of Sections 280G(b)(1) and
         (4) (after applying clause (i) above, and after deducting any excess parachute payments in respect of which payments have been made), and
         (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of Executive's residence on the date of Executive's termination of employment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

         If the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, Executive shall repay to the Company, at the time that the amount of such

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         reduction in Excise Tax is finally determined, the portion of the
         Gross-Up Payment attributable to such reduction. If the Excise Tax is determined to exceed the amount taken in account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess to Executive (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

8.       Assignment.
         ----------

         This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Corporation and the Executive and their respective heirs, legal representatives, successors and assigns. If the Corporation shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such success had taken place. The provisions of this Paragraph 7 shall continue to apply to each subsequent employer of the Executive hereunder in the event of any subsequent merger, consolidation or transfer of assets of such subsequent employer.

9.       Separability Clause.
         -------------------

         Any provision of this Agreement which is held to be unenforceable or invalid in any respect in any jurisdiction shall be ineffective in such jurisdiction to the extent that it is unenforceable or invalid without affecting the remaining provisions hereof, which shall continue in full force and effect. The unenforceability or invalidity of a provision of this Agreement in one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.      Withholding.
         -----------

         Notwithstanding the provisions of Paragraph 4(b) hereof, the Corporation may, to the extent required by law, withhold applicable federal, state and local income and other taxes from any payments due to the Executive hereunder.

11.      Applicable Law.
         --------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein.

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12.    Entire Agreement.
       ----------------

       This instrument contains the entire agreement of the parties, and supersedes any earlier agreement between them, relative to the matters described herein. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the ____ day of _______________________, 20___.
                                                APPLETON PAPERS INC.


                                                By:____________________________


                                                EXECUTIVE


                                                By:____________________________

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                                                                     Schedule A

                               CERTAIN DEFINITIONS

              As used in this Agreement, and unless the context requires a different meaning, the following terms have the meaning indicated:

"Base Salary" means the Executive's annual rate of base salary in effect on the
 -----------
date on which the Executive's employment terminates, determined before any deductions for salary deferrals under a non-qualified deferred compensation plan, or Internal Revenue Code Sections 125 or 402(g).

"Change of Control" means: (1) the termination of the ESOP or amendment of the
 -----------------
ESOP so that it ceases to be an employee stock ownership plan; (2) the ESOP ceases to own a majority interest in the Company; (3) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company; (4) the approval by the Company shareholders of any plan or proposal to terminate the Company's business, to liquidate or dissolve the Company or to sell substantially all the Company's voting securities; (5) the Company merges or consolidates with any other company and the Company is not the surviving company of such merger or consolidation; or
(6) any other event or series of events whereby ownership and effective control of the Company is transferred or conveyed to a person or entity that is not controlled by the Company.

"Good Reason" means:
 -----------

(a) prior to a Change of Control, without the Executive's express written consent, a reduction of 25% or more of the Executive base annual salary; and

(b)     after a Change of Control,

(1)     without the Executive's express written consent,

        i.   A.   a decrease in the Executive's positions, duties,
                  responsibilities or status from those in effect immediately prior to the Change of Control; or

        .    B.   any removal of the Executive from, or failure to re-elect the
                  Executive to, any of the Executive's positions immediately prior to the Effective Date, except in connection with the termination of the employment of the Executive for misconduct, as a result of the death or Permanent Disability of the Executive, or a transfer of the Executive to a comparable position, with no decrease in salary and that does not require relocation, and

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         ii.  the continuance thereof for a period of twenty (20) days after written notice thereof from the Executive;

     (2) any failure to pay Executive's base annual salary, or any reduction of the Executive's base annual salary or the Executive's Target Bonus in effect immediately prior to the Change of Control;

     (3) without the Executive's express written consent, the relocation of the principal place of the Executive's employment; and

     (4) any breach of Paragraph 4 (relating to non-complete obligations) and Paragraph 5 (relating to Trade Secrets).

"Notice of Disability Termination" means written notice which sets forth in
 --------------------------------
reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment for reason of Permanent Disability.

"Permanent Disability" means that Executive would be entitled to receive
 --------------------
benefits under Title II of the Social Security Act, as amended; provided, however, that any termination of the Executive on account of the Executive's Permanent Disability shall be communicated by and shall not be effective without a Notice of Disability Termination.

"Target Bonus" means that percentage of Base Salary payable for "target
 ------------
performance" under the Corporation's annual executive bonus program for the Corporation's fiscal year in which the Executive's employment terminates or, if no such percentage has been established, the year prior to such termination.

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